Exhibit 10.2

EXECUTION VERSION

XSense Patent License Agreement

This XSense Patent License Agreement (“Agreement”) is entered into as of April 16, 2015 (“Effective Date”) by and between Atmel Corporation, a Delaware corporation, including Affiliates, having a place of business at 1600 Technology Drive, San Jose, CA  95110, U.S.A. (hereinafter collectively referred to as “Licensor”) and Uni-Pixel Displays, Inc., a Texas corporation, including Affiliates, having a place of business at 8708 Technology Forest Place, Suite 100, The Woodlands, TX 77381, U.S.A. (hereinafter collectively referred to as “Licensee”) (Licensor and Licensee hereinafter referred to individually as a “Party”, and collectively as the “Parties”).

Recitals

Licensee wishes to use the Licensed XSense Patents to commercialize the Licensed XSense Products, and Licensor wishes to grant Licensee a limited license to do so, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the forgoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions

1.1.
“Affiliate(s)” means any corporation, company, partnership, joint venture, firm and/or entity which controls, is controlled by, or is under common control with, a Party.  Such control may be demonstrated by present or future ownership or control of fifty percent (50%) or more of the shares or other securities entitled to vote for election of directors (or other managing authority). Any such corporation, company, partnership, joint venture or other entity shall be deemed to be an Affiliate of such party only so long as such control or ownership exists.

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1.2.
“Licensable” means that Licensor has the right and ability as of the Effective Date or during the term of this Agreement to license the respective right to Licensee under the terms of this Agreement without payment of consideration by, or other detriment to, Licensor.

1.3.
“Licensed XSense Patents” means (a) the Patents listed in Exhibit A, (b) any Patents claiming the benefit of, or priority to, any one or more of the Patents listed in Exhibit A, (c) any Patents to which any one or more of the Patents listed in Exhibit A claim priority to, or the benefit of, and (d) any other Patents owned or Licensable by Licensor or its controlled Affiliates during the term of this Agreement, to the extent such other Patents are necessary to make, use, offer for sale, sell, import, or otherwise dispose of Licensed XSense Products.  Notwithstanding anything to the contrary herein, the following are not included in the Licensed XSense Patents: (x) Patent claims directed to microcontrollers, even when such claims are directed to using a microcontroller as a touch sensor controller, (y) Patent claims directed to biometric authentication generally (including United States Patent No. 8,564,314 and Patents claiming priority thereto), including without limitation fingerprint sensing in particular, even when such claims are directed to capacitive sensing using fine lines of metal printed on plastic film, and (z) any Patents owned by any future assignee, transferee, or successor of Licensor with respect to this Agreement, or by any entity with which Licensor undergoes a merger or acquisition, to the extent such Patents were not acquired from Licensor in connection with the subject merger.

1.4.	“Licensed XSense Products” means capacitive touch sensors comprising fine lines of copper metal printed on flexible plastic film.

1.5.	“Net Sales” means the Sales Price, less taxes and actual shipping charges included in those revenues.

1.6.
“Patents” means any and all patents, patent applications, continuation applications, continuation-in-part applications, divisional applications, reissue applications, or any other patents or patent applications in any country or countries of the world.

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1.7.
“Sales Price” means gross revenues, together with any additional value of other consideration or benefits, recognized from the sale, use, or other disposition of a Licensed XSense Product.  For sales to related entities (including but not limited to Affiliates) prior to a sale to final customer, the revenues recognized from such final customer shall be used.  For sales that are not simple arms-length transactions (for example, when the Licensed XSense Product is (a) bartered, given away, leased, used internally, or incorporated into or sold in combination with other products or (b) combined with other products), the Sales Price shall be no less than the amount charged for the most similar products sold in the same volume in arms-length sales.

1.8.
“Secured Note” means a secured promissory note, substantially in the form of Exhibit C hereto, that may be used to pay Annual Royalties in excess of the Non-Refundable Prepayment under this Agreement pursuant to Section 3.6(c):  (a) having as a maturity date the second anniversary of the date of issue, but in no event later than thirty (30) calendar days after the end of the Initial Term, (b) bearing interest at an annual rate equal to 2.0% and (c) being mandatorily repaid or prepaid if Licensee, at any time after the issuance of the Secured Note, completes an equity offering resulting in gross proceeds to Licensee in excess of five million dollars ($5,000,000), in which event repayment or prepayment of the Secured Note shall occur not later than ten (10) days after receipt of those gross proceeds.

1.9.
“Third-Party Manufacturer” means a party undertaking the manufacturing activity under Licensee’s ‘have made’ rights of Section 2.1.  The Parties agree there may be more than one Third-Party Manufacturer under the terms of this Agreement.

2.	License Grant

2.1.
Grant.  Subject to the terms and conditions of this Agreement, including the delivery and application of the Non-Refundable Prepayment, Licensor hereby grants to Licensee a non-sublicensable, worldwide, royalty-bearing license under the Licensed XSense Patents, to make or have made, use, offer for sale, sell, and import Licensed XSense Products.

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2.2.	“Have Made” rights. The “have made” rights of Section 2.1 are subject to the following requirements:

(a)	Licensee and/or its Affiliates owns and/or has the right to use the entire design of the Licensed XSense Product;

(b)
Licensee and/or its Affiliates remains at all times personally responsible, on behalf of the Third-Party Manufacturer, for compliance with all terms and conditions of this Agreement (for example and without limitation, those relating to confidentiality, recordkeeping, and auditing); and

(c)
All activities with respect to manufacturing and distributing Licensed XSense Products hereunder are conducted exclusively for the benefit of Licensee and/or its Affiliates and not for any third party (including, without limitation, Third-Party Manufacturer or its customers).

2.3.	The license of Section 2.1 above is non-assignable and non-transferrable, except as permitted under Section 6.3 below.

2.4.	Limitations. The Parties acknowledge and agree that nothing contained in this Agreement shall be construed as:

(a)	Conferring any right upon Licensee to bring or prosecute actions or suits against third parties for infringement of the Licensed XSense Patents or any other right;

(b)	Conferring on Licensee any right to use in advertising, publicity or otherwise any Licensor trademark, trade name or names, or any contraction, abbreviation or simulation thereof;

(c)	An obligation upon Licensor to furnish any technical information or know-how to Licensee except as specifically provided herein; or

(d)	Conferring upon Licensee or any third party (whether by implication, operation of law, estoppel or otherwise) any right or license not expressly granted by Licensor under this Agreement.

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2.5.	Licensor Patent Ownership. As between Licensor and Licensee, Licensor or its Affiliates shall own all right, title and interest in and to the Licensed XSense Patents.

2.6.	Licensee Patents Rights. Licensee shall own all rights to Patents developed solely by the Licensee.

2.7.
Additional Licenses.  Licensor shall not enter into a license agreement for the Licensed XSense Patents that is effective prior to the second anniversary of the Effective Date, provided that the foregoing prohibition shall not prevent negotiations regarding, or execution of, a license agreement for the Licensed XSense Patents so long as the license that is the subject of that agreement does not become effective prior to the second anniversary of the Effective Date.

3.	Consideration

3.1.	Consideration. In consideration of the license rights granted herein, Licensee agrees to pay Licensor an Annual Royalty, as set forth below, for the term of this agreement.

3.2.	Annual Royalty.

(a)
“Royalty Periods” shall be one-year periods defined by the anniversaries of the Effective Date, with the first Royalty Period commencing on the Effective Date.  The Annual Royalty for each Royalty Period is due within forty-five (45) calendar days of the end of that Royalty Period.

(b)	The “Annual Royalty” for each Royalty Period shall be the greater of:

1.	three million, two hundred and fifty thousand dollars ($3,250,000), or

2.
the product of (x) the total Net Sales for Licensed XSense Products, multiplied by (y) the Royalty Rate.  The Royalty Rate equals (a) three and thirty-three hundredths percent (3.33%) during the Initial Term and (b) two and one half percent (2.5%) during any Renewal Term.

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provided, however, that clause (1) of this Section 3.6(b) shall not apply during any Renewal Term, and the Annual Royalty during any Renewal Term shall be equal to the amount determined pursuant to Section 3.6(b)(2) without reference to Section 3.6(b)(1).

Payment of the Annual Royalty shall be made in a manner, and subject to, the provisions of this Section 3, including Section 3.6.

3.3.
“Non-Refundable Prepayment” means a non-refundable, non-returnable prepayment of minimum Annual Royalty fees payable under this Agreement by Licensee to Licensor, in the form of nine million three hundred thirty-three thousand three hundred thirty-three dollars ($9,333,333) in cash.  The Non-Refundable Prepayment is due on the Effective date.

3.4.
Maximum Cumulative Annual Royalties during the Renewal Term.  If the Agreement is renewed pursuant to Section 5.2, the amount of cumulative Annual Royalties payable during the Renewal Term (without cumulation of payments made during the Initial Term) shall not exceed sixteen million, seven hundred and fifty thousand dollars ($16,750,000) (“Maximum Amount”).  For avoidance of doubt, after Licensee has paid the Maximum Amount, no further Annual Royalties shall be due, and Licensee’s obligation to provide Annual Royalty statements pursuant to Section 3.6 shall terminate.

3.5.
Annual Royalty Statements.  Licensee shall submit to Licensor Annual Royalty statements covering each Royalty Period, within forty-five (45) calendar days of the end of that Royalty Period.  Such statements shall contain at least the information and certification set forth on Exhibit B.

3.6.	Payment Terms.

(a)
Licensee shall pay Licensor all amounts in U.S. dollars, except as expressly permitted by Section 3.6(c).  Any amount not actually received by Atmel within thirty (30) calendar days from being due shall be subject to interest at the rate of 1% per month, in addition to any other recourse Atmel may have.

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(b)
On or prior to the Effective Date, Licensee shall deliver the Non-Refundable Prepayment to Licensor by wire transfer in immediately available funds to an account of Licensor designated in writing by Licensor to Licensee.  The Non-Refundable Prepayment shall be applied first against any Annual Royalty payments due to Licensor until the entire Non-Refundable Prepayment has been fully used and credited by Licensor against Annual Royalty payment obligations of Licensee hereunder, and only after the full use, crediting and exhaustion of the entire Non-Refundable Prepayment shall Licensee be permitted, pursuant to Section 3.6(c), to issue Secured Notes as payment for any Annual Royalties owed by Licensee.  On the first business day of each Royalty Period during the Initial Term, Licensor shall, without further action or consent of the Licensee, use, apply and credit to the extent not previously used, applied or credited the Non-Refundable Prepayment against the Annual Royalties for the applicable Royalty Period.  An amount equal to three million two hundred and fifty thousand dollars ($3,250,000) shall be used, applied and credited on the Effective Date.

(c)
After Licensor has fully applied and credited the full Non-Refundable Prepayment against Annual Royalty payments due by Licensee hereunder, Licensee may, thereafter, elect during the Initial Term, if, but only if, its cash balances, as of the quarter end immediately prior to the date for the Royalty Period to which an unpaid Annual Royalty relates, was less than thirty million dollars ($30,000,000), to pay its Annual Royalties by delivering Secured Note(s) to Licensor.

(d)
In no event shall any amount paid hereunder by Licensee (or applied or credited for its benefit) be returnable or refundable (whether in whole or in part) to it for any reason, including, without limitation, in the event of (i) any abandonment, determination not to enforce, transfer (subject, in the case of any transfer, to the rights of Licensee hereunder), or other disposition by Licensor of any Licensed XSense Patents, (ii) cancellation by a court of final jurisdiction of any Licensed XSense Patents, (iii) final invalidation or modification of claims (whether in whole or in part), by any competent authority, of any Licensed XSense Patents, (iv) termination or expiration of this Agreement, specifically including without limitation for the reasons set forth in Section 5.3(c), or (v) Licensee Net Sales below the threshold necessary for the Non-Refundable Prepayment to be fully used, applied or credited.

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3.7.
Recordkeeping and Audits.  Licensee shall maintain complete and accurate records as reasonably required for Atmel to assess and verify (a) compliance with this Agreement, and (b) the correct computation of Annual Royalties, and shall maintain such records for a period of two (2) years following the date of the last Annual Royalty that the records pertain to.  These records shall be open to inspection during regular business hours of Licensee by an independent auditor retained by Licensor.  The auditor will (x) enter into a non-disclosure agreement with Licensee in a form reasonably acceptable to both the auditor and Licensee, and (y) only be entitled to report to Licensor the details of any discrepancy, recordkeeping issue, or other problem(s), as well as the identity of, and the auditor’s best estimate as to the number of any Licensed XSense Products that were not correctly reported, together with the total Sales Price of such Licensed XSense Products.  Audits shall be conducted upon reasonable notice to Licensee, no more than every twelve months, except in the event that an auditor has reported that Licensee is not substantially in compliance with its reporting or payment obligations, in which case Licensor may conduct quarterly audits.  All audits shall be at Licensor’s cost, unless the audit fails to confirm that Licensee has paid at least 95% of all amounts due under this Agreement, in which case Licensee shall bear the cost.

4.	Representations and Limitation of Liability

4.1.	Each Party (“Warranting Party”) hereby represents and warrants to the other Party as follows:

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(a)	It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)
The execution and delivery of this Agreement by the Warranting Party and the consummation by the Warranting Party of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of such Warranting Party are necessary to authorize this Agreement or to consummate the transactions so contemplated; and

(c)
This Agreement has been duly and validly executed and delivered by the Warranting Party and, assuming the due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Warranting Party enforceable against such Warranting Party in accordance with its terms.

4.2.
Neither Licensor, its Affiliates, nor persons acting on their behalf make any representations, or extend any warranties, either express or implied, with respect to the validity or enforceability of the Licensed XSense Patents. Licensor shall have no obligation to maintain, assert, or enforce any of the Licensed XSense Patents, and shall have the sole discretion to start, continue or abandon the maintenance or prosecution of its Patent rights.

4.3.
In no event shall either Party be liable under this Agreement for any indirect, special or consequential damages including, but not limited to, lost profits or demands against the other Party by any person, or other commercial loss.

4.4.	Nothing in this Agreement will be construed as:

(a)	an obligation of the Licensor to furnish any manufacturing or technical information or technical assistance, or

(b)	conferring a right to use in advertising, publicity, or otherwise any trademark or name of Licensor; or

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(c)	granting by implication, estoppel, or otherwise, any licenses or rights under patents of Licensor other than the Licensed XSense Patents.

4.5.
ALL LICENSED XSENSE PATENTS, INFORMATION, MATERIALS OR SERVICES FURNISHED UNDER OR WITH THIS AGREEMENT (“DELIVERABLES”) ARE PROVIDED ON AN “AS IS” BASIS. NEITHER LICENSOR, ITS AFFILIATES, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY REPRESENTATIONS, OR EXTEND ANY WARRANTIES, EITHER EXPRESS OR IMPLIED: (a) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, FITNESS FOR USE OR USEFULNESS OF ANY DELIVERABLES; (b) THAT THE DELIVERABLES WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; (c) THAT THE DELIVERABLES WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE; OR (d) WITH RESPECT TO USE, OR DISPOSITION BY LICENSEE OR ITS VENDEES OR OTHER TRANSFEREES OF LICENSED XSENSE PRODUCTS INCORPORATING OR MADE BY USE OF (x) PATENTS LICENSED UNDER THIS AGREEMENT OR (y) INFORMATION, IF ANY, FURNISHED UNDER THE AGREEMENT.  FURTHERMORE, LICENSOR HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY LICENSED XSENSE PRODUCTS RESULTING FROM LICENSOR’S GRANT OF LICENSE HEREUNDER.  LICENSEE WILL MAKE NO WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF LICENSOR.

4.6.
NEITHER LICENSOR, ITS AFFILIATES, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY REPRESENTATIONS, OR EXTEND ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT THE COMMERCIALIZATION OF LICENSED XSENSE PRODUCTS USING THE LICENSED XSENSE PATENTS WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND LICENSOR HEREBY ADVISES LICENSEE THAT SUCH COMMERCIALIZATION IS BELIEVED TO REQUIRE A LICENSE OF RIGHTS FROM CIT.

4.7.
EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 4 (REPRESENTATIONS AND LIMITATION OF LIABILITY), EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO THE LICENSED XSENSE PRODUCTS AND LICENSED XSENSE PATENTS, OR OTHERWISE ARISING OUT OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  THE LIMITATIONS OF LIABILITY HEREIN SHALL APPLY TO ANY DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, WHETHER DERIVED FROM CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE), OR ANY OTHER LEGAL THEORY, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER THE LIMITED REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

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5.	Term and Termination

5.1.
Term.  This Agreement commences on the Effective Date, and, unless earlier terminated or extended by mutual agreement of the Parties or as expressly provided herein shall have an initial term that expires on the fifth anniversary of the Effective Date (“Initial Term”).

5.2.
Renewal Term.  The Agreement may be renewed upon written notice from Licensee to Licensor at least forty-five (45) calendar days before the end of the Initial Term, for an additional term of ten (10) years (“Renewal Term”).  Unless so renewed, this Agreement will expire at the end of the Initial Term.

5.3.	Termination. This Agreement may be terminated, at any time prior to its expiration, as follows:

(a)	upon mutual written agreement of the Parties;

(b)
by either Party with immediate effect upon written notice if the other Party has materially breached any of its obligations under this Agreement and either:  (i) the breach is incapable of remedy, or (ii) the other Party has failed to remedy the breach within sixty (60) calendar days after receiving written notice of such breach;

(c)
by either Party with immediate effect upon written notice if the other Party becomes bankrupt, insolvent, subject to an order for liquidation, administration, winding-up or dissolution, or makes an assignment for the benefit of creditors;

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(d)	by Licensor with immediate effect upon written notice if Licensee fails to make any payment of the Annual Royalty within ten (10) days after such payment is due;

(e)
by Licensor upon ten (10) days’ written notice if Licensee does not fully vacate the premises leased to Licensor pursuant to either of that certain Building 2 Lease Agreement or that certain Building 4 Lease Agreement, each dated as of April 16, 2015, between Licensor and Licensee (collectively, the “Leases”) within thirty (30) days after the earlier of the expiration or termination of either of the Leases; and

(f)	as otherwise specifically provided in this Agreement.

The fees due, payable, or paid under this Agreement as of its expiration or termination shall not be eligible for any credit, pro-ration, or refund on account of such expiration or termination.

5.4.	Effects of Termination; Survival.

(a)
Upon termination of this Agreement, all rights and licenses granted to Licensee by Licensor hereunder shall terminate immediately, and Licensee shall immediately discontinue any use of the Licensed XSense Patents.

(b)	The following shall survive any expiration or termination of this Agreement:

1.	Any provision of this Agreement expressly stated to survive;

2.	Any obligation to pay fees or royalties that have accrued under this Agreement and are or would have become payable with the passage of time;

3.	Article 1 (Definitions);

4.	Article 3 (Consideration),

5.	Article 4 (Representations and Limitation of Liability),

6.	Article 6 (General provisions); and

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7.	Exhibits relating to the forgoing.

6.	General Provisions

6.1.
Notices.  Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Licensee, to:

8708 Technology Forest Place, Suite 100
The Woodlands, TX 77381
Attn: Jeff Hawthorne
Facsimile: (281) 825-4599

If to Licensor, to:

Atmel Corporation
1600 Technology Drive
San Jose, CA 95110
Attn: Legal Department
Facsimile: (408) 436-4111
email: legal@atmel.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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6.2.	Amendments and Waivers.

(a)
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)
No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)
To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

6.3.
Assignment.  This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that each party may assign without the consent of the other party (but with notice to the other party) in connection with a Change of Control Transaction of such party.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.  For purposes of this Agreement, “Change of Control Transaction” shall mean any of the following events: (i) the consummation by Uni-Pixel, Inc. or Atmel Corporation, as the case may be, of a merger or consolidation of such company with any other corporation, other than a merger or consolidation that would result in the voting securities of Uni-Pixel, Inc. or Atmel Corporation, as applicable, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Uni-Pixel, Inc. or Atmel Corporation, as applicable, or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of the sale or disposition by Uni-Pixel, Inc. or Atmel Corporation, as the case may be, of all or substantially all of such company’s assets; or (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Uni-Pixel, Inc. or Atmel Corporation, as applicable, representing more than fifty percent (50%) of the total voting power represented by such company’s then outstanding voting securities

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6.4.
Governing law.  This Agreement and the Exhibits hereto shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

6.5.
Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) the State of California, County of Santa Clara, and (b) the United States District Court for the Northern District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party agrees to commence any such action, suit or proceeding either in the United States district Court for the Northern District of California, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of California located in the County of Santa Clara.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the courts of the State of California located in the County of Santa Clara with respect to any matters to which it has submitted to jurisdiction in this Section 6.5.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the courts of the State of California, County of Santa Clara, or (y) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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6.6.	Confidentiality.

(a)
“Confidential Information” means nonpublic information disclosed by a party (“Disclosing Party”) to the other party (“Receiving Party”) under this Agreement, including the terms, and contents, of this Agreement.  Confidential Information may include, but is not limited to, discussions taking place under this Agreement, specifications, designs, process information, technical data, marketing plans, business plans, customer names, product roadmaps, pricing, prototypes, toolkits, software, and/or intellectual property.

(b)
For a period of two (2) years from the date of disclosure of any Confidential Information, the Receiving Party shall (i) use the Disclosing Party’s Confidential Information only for internal evaluation limited to the  purpose for which the Confidential Information was disclosed, (ii) protect the Disclosing Party's Confidential Information in the same manner and with the same degree of care, but not less than a reasonable degree of care, with which it protects its own confidential information, (iii) not disclose Confidential Information to any unaffiliated third party other than the Receiving Party’s advisors (including legal, accounting and banking) and representatives who have a direct “need to know” the Confidential Information for purposes hereof, and (iv) not reverse engineer, de-compile or disassemble any Confidential Information.

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(c)
This Section 6.6 imposes no obligation on the Receiving Party with respect to information that (i) was rightfully in the Receiving Party’s possession before receipt from the Disclosing Party without any obligation of confidentiality, (ii) is, or subsequently becomes, legally and publicly available through no fault of the Receiving Party, (iii) is rightfully received by the Receiving Party from a third party without any obligation of confidentiality, (iv) is disclosed by the Disclosing Party to a third party without any obligation of confidentiality, or (v) is independently developed by the Receiving Party without use of the Confidential Information.  Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party (x) prior written notice of such obligation, and (y) the opportunity to oppose such disclosure. Each party understands that the other may currently be developing, or in the future may develop, information internally, or receiving information from other parties, that may be similar to Confidential Information provided by the Disclosing Party hereunder.  Nothing herein will prohibit a party from developing products, concepts, systems or technologies, or having products, concepts, systems or technologies made or developed for it, that compete with, or are similar to, the Disclosing Party’s products, concepts, systems or technologies or the products, concepts, systems or technologies embodied within any Confidential Information, provided that in doing so, the party seeking to develop such products, concepts, systems or technologies does not use or disclose any Confidential Information received from a Disclosing Party in violation of this Section 6.6.  Neither party shall have any obligation to limit or restrict the assignment of persons in receipt of Confidential Information from other responsibilities or tasks that any such person may have, subject, in all cases, to compliance with the terms hereof.

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(d)
Other than as specifically set forth in this Agreement, title or the right to possess Confidential Information, as between the parties, will remain in the Disclosing Party. No license under any trademark, patent or copyright is either granted or implied by the disclosure of Confidential Information hereunder.

(e)
The parties agree to comply with all applicable United States and foreign export laws and regulations with respect to the Confidential Information. Licensee also acknowledges that trading by a person in possession of material, non-public information regarding a public company, such as Licensor, in the United States may be prohibited by law, and that Confidential Information delivered under this Agreement may be deemed to constitute material, non-public information affecting Licensor.

(f)
Each party acknowledges that monetary remedies may be inadequate to protect Confidential Information and that injunctive relief, in addition to other available remedies, may be appropriate to protect such Confidential Information.

6.7.
Counterparts.  This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, execution by original signature.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

6.8.
Entire Agreement.  This Agreement and the Exhibits hereto set forth the entire understanding of the parties hereto with respect to the Acquisition.  All Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Atmel and UniPixel Confidential

Atmel-UniPixel PLA

6.9.
Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

6.10.
Severability.  Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Atmel and UniPixel Confidential

Atmel-UniPixel PLA

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date(s) set forth below:

Atmel Corporation /s/ Steve Laub	Uni-Pixel Displays, Inc. /s/ Jeff Hawthore
Authorized signature Steve Laub	Authorized signature Jeff Hawthorne
Printed name President & CEO	Printed name Chief Executive Officer
Title April 16, 2015	Title April 16, 2015
Date	Date

Atmel and UniPixel Confidential

In accordance with paragraph (b)(2) of Item 601 of Regulation S-K, the following exhibits have not been filed with this XSense Patent License Agreement. If requested by the Securities and Exchange Commission, the Company will furnish supplementally a copy of any omitted schedule or exhibit.

Exhibit A: Patents included in Licensed XSense Patents
Exhibit B: Annual Royalty Statement
Exhibit C: Form of Secured Promissory Note